EX-10.1
February 27, 2023

Erik Ripple
[Address]

Dear Erik:
This letter is written to set forth the terms and conditions for termination of your employment with Ingevity Corporation (“Ingevity” or the “Company”).
*** INGEVITY AND THE EMPLOYEE AGREE: THIS AGREEMENT IS SUBJECT TO BINDING ARBITRATION UNDER THE FEDERAL ARBITRATION ACT ("FAA"). HOWEVER, TO THE EXTENT THE FAA IS FOUND TO BE INAPPLICABLE, THIS AGREEMENT IS SUBJECT TO THE REQUIREMENTS OF SECTION 15-48-10, et seq., CODE OF LAWS OF SOUTH CAROLINA (1976) AS AMENDED ***
1.Your employment with the Company will end at the close of business on February 27, 2023 (the “Termination Date”).
2.You will be paid your normal salary and remain eligible for Company benefits through the Termination Date (except for certain welfare benefits, such as medical, dental and life insurance, which will continue through the end of the month in which your termination occurs). In addition:
a.You may have a right to receive benefits under one or more of Ingevity’s pension and savings plans. If you have a right to receive benefits under any of those plans, you will receive additional information about your rights from Ingevity's third-party administrators, Findley/USI (pension plan) and Empower Retirement (savings plan).
b.You have a right to “COBRA” continuation coverage under the Company’s health plans. You will receive additional information about your COBRA rights from Ingevity's third-party administrator, Benefitsolver.
You acknowledge that as of the Termination Date you have been paid by the Company for all hours worked as an employee of the Company and are in receipt of all amounts due from the Company, including but not limited to the following: (i) all wages, incentive compensation, commissions, bonuses, premium pay, overtime compensation and any other non-standard pay, and (ii) reimbursement for all reasonable and necessary business travel and entertainment expenses incurred on behalf of the Company. No other amounts are due to you from the Company or any of its affiliates, or from any of the Company’s benefit plans or plan administrators, except pursuant to this Letter Agreement (if it becomes effective and enforceable).
3. In addition, you are eligible to receive the severance benefits under the Amended and Restated Severance and Change of Control Agreement dated as of February 14, 2022 (the “Severance Agreement,” as described in paragraph 4, below). However, in order to receive most of these severance benefits, you must sign (and not revoke) this Letter Agreement and the attached Release of all legal claims against the Company. You must also comply with the restrictive covenants in the Severance Agreement, which are incorporated herein by reference. You are under no obligation to accept this proposal.
4.The following is a summary of the severance benefits the Company will provide under the Severance Agreement and this Letter Agreement (“Severance Benefits”). The Severance Benefits in subparagraphs 4(c), 4(e), 4(f), 4(g), 4(h), 4(i), 4(j) and 4(k) are payable only if you sign (and do not revoke) this Letter Agreement and the Attached Release and comply with the restrictive covenants in the Severance Agreement.
a.The Company will pay you your payout approved by the Leadership Development and Compensation Committee for the Company’s Short Term Incentive Plan for the 2022 Plan Year, payable on or about March 15, 2023.

EX-10.1
b.The Company will pay you the amount equal to your unpaid and outstanding annual base salary through the Termination Date in one lump sum payment within 5 days after the Termination Date in accordance with Section 6(a)(i)(a)(1) of the Severance Agreement.
c.The Company will pay you the pro-rated 2023 Target Incentive (as defined in the Severance Agreement) payment calculated in accordance with Section 6(a)(i)(a)(2) of the Severance Agreement as soon as practicable after (i) you have executed this Letter Agreement and the attached Release and (ii) the 7-day revocation period described in paragraph 12, below, has expired.
d.The Company will pay you any accrued but unused vacation pay in one lump sum payment within 5 days after the Termination Date in accordance with Section 6(a)(i)(a)(3) of the Severance Agreement.
e. The Company will pay you a severance payment equal to one (1) times the sum of (x) your current base salary and (y) the your 2023 Target Incentive, payable monthly over a one (1)-year period in accordance with Section 6(a)(i)(b) of the Severance Agreement.
f.The Company will pay you the cash value of one (1) year of COBRA continuation coverage under the Company’s medical and dental plans in a single lump sum in accordance with Section 6(a)(ii) of the Severance Agreement as soon as practicable after (i) you have executed this Letter Agreement and the attached Release and (ii) the 7-day revocation period described in paragraph 12, below, has expired.
g.You will be eligible for nine (9) months of professional outplacement services through the Company’s outplacement services provider in accordance with Section 6(a)(iii) of the Severance Agreement. The specific services provided will be in accordance with the agreement between the Company and its outplacement provider.
h.The Company will pay for the continuation of your AYCO financial services for one (1) year after the Termination Date.
i. The Company will vest your previously granted stock options, performance-based restricted stock units, and service-based restricted stock on a pro-rated basis in accordance with the terms of the 2016 Omnibus Incentive Plan and the associated terms and conditions in accordance with Section 6(a)(iv) of the Severance Agreement.
j.The Company will pay you $758,471.93 for any previously granted but unvested stock options, performance-based restricted stock units, and service-based restricted stock units that would otherwise be forfeited upon your termination pursuant to the terms of the 2016 Omnibus Incentive Plan. This payment will be made as follows: (1) $358,471.93 within 30 days after the Termination Date and (2) $400,000 by January 15, 2024.
k.The Company will arrange and pay for Deloitte Tax Services to prepare your 2023 and 2024 personal income tax returns (and tax equalization calculations) in order for the Company to reclaim foreign tax credits arising in connection with your prior China assignment.
To the extent required by law, the Company will withhold from such payments any applicable federal, state or local taxes and deductions.
5.In consideration of the Company’s agreement to provide the Severance Benefits described in paragraph 4, above, you agree to sign (and not revoke) the attached Release. The Release specifically covers all claims that you may have under municipal, state, or federal law, or any other law, rule, regulation, Executive Order or ordinance arising out of your employment, terms of employment or the termination of you employment with the Company, including claims of age discrimination under the Age Discrimination in Employment Act (“ADEA”).
6.You agree to keep confidential and not disclose, either before or after your termination, any information received by you during or as a result of your employment with the Company that might reasonably be construed to be confidential or adverse to the interests of the Company. Without limiting the generality of

EX-10.1
the foregoing, you agree to keep confidential all proprietary or confidential information of the Company, and not to use such information whether for your own benefit or the benefit of any third party. In addition, you agree not, either directly or indirectly, to make, publish, or disseminate any statement, communication, or other representation that would hurt (or “disparage”) the Company in any way; provided that this responsibility is not intended to inhibit complete and truthful testimony in the event you are ever requested to provide information to a court or government agency.
7.You acknowledge that violations of paragraph 6 of this Letter Agreement are likely to result in irreparable harm to the Company. You thus agree that if you violate paragraph 6, the Company shall have the right to seek injunctive relief in the federal or state courts of South Carolina to stop any such breaches. You agree that if such breach should occur, the Company shall be entitled to injunctive relief to prevent any such violations, and shall not be obligated to post any bond to secure that relief. You also agree that the Company shall be entitled to recover its reasonable attorneys’ fees and costs incurred in pursuing its remedies, to the extent permitted by law, as well as any other damages a Court deems appropriate.
8.You expressly acknowledge and represent that: (i) you have suffered no injuries or occupational diseases arising out of or in connection with your employment with the Company; (ii) you have received all wages to which you were entitled as an employee of the Company; (iii) you have received all leave to which you were entitled under the Family and Medical Leave Act (“FMLA”) or similar state law; (iv) you are not currently aware of any facts or circumstances constituting a violation of the FMLA or the Fair Labor Standards Act or similar state law, including, but not limited to, the South Carolina Wage Payment Statute (S.C. Code Ann. §41-10-10 et seq.) or the Payment of Post-Termination Claims to Sales Representatives Act (S.C. Code Ann. §§ 39-65-10, et seq.); (v) you are not aware of any facts that may constitute violations of the Company’s Code of Conduct and/or legal obligations, including, but not limited to, the federal securities laws; and, (vi) you have not filed any employment discrimination, wrongful discharge, wage and hour, or any other complaints or charges in any local, state or federal court, tribunal, or administrative agency against the Company or its parent, subsidiaries (whether or not wholly-owned), affiliates, divisions, predecessors, successors, insurers or assigns, or any other related individuals or entities, jointly or individually, or their past or present stockholders, directors, officers, trustees, agents, insurers, representatives, attorneys, benefit plans, benefit plan administrators or trustees, or employees.
9.Except as provided otherwise in this Letter Agreement or by law, you affirm that you have returned, without copying or otherwise reproducing, all of the Company’s property, documents, and/or any confidential information in your possession or control. You also affirm that you are in possession of all of your property that you had at the Company’s premises and that the Company is not in possession of any of your property.
10.This Letter Agreement supersedes any previous agreements relating to your rights upon termination of your employment with the Company.
11.You are advised to consult with an attorney before signing this Letter Agreement and the attached Release. With the exception of your review of this Letter Agreement with your immediate family members, attorney, accountant, or income tax preparer, you agree not to disclose the terms of this Letter Agreement to any other party, including any other Ingevity employees.
12.You are advised that you have up to twenty-one (21) days to consider the terms of this Letter Agreement and the Release before you sign them. In addition, you may revoke this Letter Agreement and the Release within seven (7) days after you sign them by giving written notice to:
General Counsel
Ingevity Corporation
4920 O’Hear Avenue
Suite 400
North Charleston, SC 29405

EX-10.1
If you revoke this Letter Agreement or the Release, you will not be entitled to receive any benefits under the Severance Plan or any other consideration specified in this Letter Agreement.
13.You agree that any and all disputes or claims arising between you and the Company (and its subsidiaries, affiliates, directors, officers, employees, representatives, and agents) and their respective heirs, successors, and assigns concerning your employment or the termination of your employment shall be settled by final and binding arbitration, which shall be the exclusive means of resolving any such dispute or claim; provided that arbitration related to a claim for benefits under an employee benefit plan governed by the Employee Retirement Income Security Act (“ERISA”) shall not be initiated until after you exhaust the relevant plan's claim and appeal process. The arbitration shall be conducted by the American Arbitration Association under its National Rules for the Resolution of Employment Disputes. The arbitration shall be governed by the Federal Arbitration Act, 9 U.S.C. sections 1-16, and judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction. Your agreement to arbitrate does not include claims for workers' compensation or unemployment benefits; claims seeking equitable relief relating to the alleged breach of a restrictive covenant or confidentiality agreement or the alleged misappropriation of trade secrets; claims alleging sexual assault or sexual harassment; claims alleging violations of the National Labor Relations Act; petitions or charges that could be brought before the National Labor Relations Board or claims under a collective bargaining agreement; claims under employee pension, welfare benefit or stock option plans if those plans provide a dispute resolution procedure; and claims and administrative charges that cannot lawfully be required to be arbitrated. You agree to waive your right to a jury trial to any and all claims, including any claims that are not subject to arbitration.
14.You agree to refrain from making false statements that are disparaging, demeaning, or defamatory about the Company or the Company’s customers, suppliers, or vendors, including but not limited to communications on social media websites such as Facebook, Twitter, LinkedIn, or Glassdoor on blogs, by text or email or other electronic means. This provision does not prohibit you from making truthful statements about the terms or conditions of your employment, or from exercising your rights under the National Labor Relations Act, government whistleblower programs, or whistleblowing statutes or regulations.
15.Upon request, you agree to provide documentation that may be required in connection with you resignation from any board of directors or managers that you serve on at the request of the Company.
16.You acknowledge that the federal securities law prohibit the purchase or sale of securities of the Company by any person who is aware of material nonpublic information regarding the Company, or the disclosure by any person of material nonpublic information regarding the Company to another who then trades in the Company’s securities.
17.This Letter Agreement and the attached Release shall be governed by and construed in accordance with the laws of the State of South Carolina, excluding any conflicts or choice of law rule or principle that might otherwise refer to the substantive law of another jurisdiction.
18.This Letter Agreement and the attached Release set forth our entire agreement regarding your termination of employment with the Company. You understand and agree that no representations, other than what is explicitly provided for in this Letter Agreement and the attached Release, have been made to you.
19.This Letter Agreement and the attached Release may be amended or modified only by another writing executed by both the Company (by its duly authorized officer, employee or agent) and you. This Letter Agreement shall be binding upon any acquiror of the Company.
20.If any provision of this Letter Agreement or the attached Release is held to be illegal, void, invalid or unenforceable, in whole or in part, such provision shall be of no force or effect. However, the illegality or unenforceability of such provision shall have no effect upon, and shall not impair the legality or enforceability of, any other provision of this Letter Agreement and attached Release; provided, however, that upon any finding by a court of competent jurisdiction that the release and/or promises provided for in the attached Release are illegal, void or unenforceable, you agree, at the Company’s request, to execute promptly a release and/or promise of comparable scope that is legal and enforceable. If such a release is not executed by you, you shall promptly return to the Company the Severance Payment.

EX-10.1
21.If you agree to the terms set forth in this Letter Agreement, please indicate your agreement and acceptance by voluntarily signing this Letter Agreement and the attached Release in the spaces provided and return the original of each document to me.
22.In signing this Letter Agreement and the attached Release, you agree that: (i) you have carefully read this Letter Agreement and the attached Release; (ii) you fully understand all of their terms; (iii) you are freely and voluntarily entering into this Letter Agreement, and knowingly releasing the Company in accordance with the terms contained in the attached Release; (iv) before signing this Letter Agreement and attached Release, you had the opportunity to consult with an attorney of your choice and you were advised by the Company to do so; and, (v) you have been given twenty-one (21) days to consider this Letter Agreement and the attached Release and seven (7) days to revoke this Letter Agreement and the attached Release; (vii) This Letter Agreement and attached Release will not be effective until the date upon which the revocation period described in Paragraph 12 has expired, which will be the eighth day after this Letter Agreement and attached Release is executed by you ("Effective Date"); (viii) the Company has no obligation to pay any sum or perform any act referred to in this Letter Agreement or the attached Release until it becomes effective and enforceable.

[Signature page follows]

Very truly yours,

/s/ Christine Stunyo

Christine Stunyo
SVP, Chief Human Resources Officer

Agreed and accepted:
Name: /s/Erik Ripple

Date: 2/27/2023

Witness - Signature: /s/Kathryn Ripple

Printed Name: Kathryn Ripple

Date: 2/27/2023

EX-10.1

RELEASE

In consideration of the Severance Benefits offered to me by Ingevity Corporation (the “Company”) under the Ingevity Corporation Severance Plan for Salaried and Non-Union Hourly Employees and other consideration specified in a letter dated February 27, 2023 (the “Letter Agreement”), I, on behalf of myself, and on behalf of my heirs, successors, and assigns, hereby agree to release, acquit and forever discharge the Company and its parent, subsidiaries (whether or not wholly-owned), affiliates, divisions, predecessors, successors, insurers and assigns, and any and all other related individuals and entities, jointly and individually, and its and their past, present and future stockholders, directors, officers, trustees, agents, servants, insurers, representatives, attorneys, benefit plans and benefit plan administrators and trustees, and employees (“Releasees”) from any and all debts, claims, demands, causes of actions, liabilities, costs, expenses, attorneys’ fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed, that I might otherwise have asserted arising out of my employment with the Company, including the termination of that employment and those arising out of or in any way related to agreements, events, acts or conduct at any time prior to and including the date of the execution of this Letter Agreement, including, but not limited to:
a. all statutory claims, including all claims on the basis of age, race, color, creed, religion, national origin, sex, pregnancy, harassment, disability, handicap, affectional or sexual orientation, gender identity or expression, marital, domestic or civil union partnership status, military or veteran status, genetic information, retaliation, wage protection, or any other category or claim or arising under Title VII of the Civil Rights Act of 1866, 1964, and/or 1991, as amended, 42 U.S.C. § 2000e et seq.; Section 1981 of the Civil Rights Act, 42 U.S.C. § 1981; the Civil Rights Attorney’s Fee Awards Act, 42 U.S.C. § 1988; the Equal Rights Act of 1870; the Equal Pay Act of 1963, 29 U.S.C. § 206(d) et seq.; 29 U.S.C. § 630 et seq.; the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. § 651 et seq.; the Americans with Disabilities Act (“ADA”), the Americans with Disability Act Amendments Act (“ADAAA”), 29 U.S.C. § 706 et seq.; the Rehabilitation Act of 1973, as amended, 29 U.S.C. § 793(c) et seq.; the Family Medical Leave Act of 1993 (“FMLA”), 29 U.S.C. § 29601 et seq.; the Health Insurance Portability and Accountability Act of 1966 (HIPAA); the Health Information Technology for Economic and Clinical Health Act (“HITECH”); the Employee Retirement Income Security Act of 1974 (“ERISA”), 29 U.S.C. § 301 et seq.; the Age Discrimination in Employment Act (“ADEA”), 29 U.S.C. §621 et. seq.; the Older Worker Benefit Protection Act (“OWBPA”); the American Recovery and Reinvestment Act of 2009 (“ARRA”); the Uniformed Services Employment and Reemployment Rights Act (38 U.S.C. §4301); the South Carolina Human Affairs Law; the South Carolina Bill of Rights for Handicapped Persons (S.C. Code Ann. § 43-33-510 et seq.); the South Carolina Employment Security Law; the South Carolina Wage Payment Statute (S.C. Code Ann. §41-10-10 et seq.); the Payment of Post-Termination Claims to Sales Representatives Act (S.C. Code Ann. §§ 39-65-10, et seq.), retaliation for filing a South Carolina workers’ compensation claim (S.C. Code § 41-1-80), as well as all claims arising under any other federal, state, or local statute, regulation, rule, Executive Order, or ordinance or amendment of such or common law.
b. all common law claims, including but not limited to those regarding employment, discrimination in employment, notice of termination of employment or the termination of employment on any prohibited basis and/or any and all other law or principles of equity, including (by way of example) but not limited to, claims of discrimination on the basis of age, sex, gender, pregnancy, race, disability, religion, national origin or veteran status, harassment, breach of contract (express or implied), breach of contract accompanied by fraudulent act, breach of an implied covenant of good faith and fair dealing, promissory estoppel or other contract theory, retaliation, wrongful discharge, wrongful discharge and/or retaliatory discharge in violation of public policy, retaliation for filing a South Carolina workers’ compensation claim, detrimental reliance, defamation (written, oral and/or by inference), emotional distress, invasion of privacy, fraud, conspiracy negligent or intentional misrepresentation, tortious interference with contract or prospective contract, contractual advantage or economic advance, negligence, malicious prosecution, abuse of process, unfair or deceptive trade practices, infliction (negligent or intentional) of emotional distress, assault, battery,

EX-10.1
gross negligence or recklessness, work-related injury or illness, whether physical in nature or manifested by psychological or emotional stress;
c. all claims arising under the United States or any state Constitution, including, but not limited to, the Constitution of the United States and its Amendments and the Constitution of the State of South Carolina and its Amendments;
d. all claims for any damages or compensation, including back wages, front pay, bonuses, awards, commissions, health and welfare benefits, fringe benefits, severance benefits, incentive compensation, long-term incentives, compensatory, emotional distress, pain and suffering, and/or punitive damages, or any other form of economic loss; and,
e. claims or demands related to salary, bonuses, commissions, profit sharing or any other ownership interests in the Company; vacation/paid time off, fringe benefits, expense reimbursements, severance pay, or any other form of compensation
f. all claims for attorneys' fees, costs, disbursements and/or the like.
I also promise not to sue the Releasees on any claims relating to my employment with the Company or the termination of that employment, including but not limited to, the above referenced claims.
However, I understand that by signing this Release (“the Release”) I am not releasing: (i) any claims arising after the date that I sign the Release; (ii) any claims for enforcement of the Letter Agreement; (iii) any rights or claims to workers’ compensation or unemployment benefits; (iv) any claims for accrued, vested benefits under any employee benefit plan of the Company in accordance with the terms of such plans and applicable law; (v) any claim that cannot be waived as a matter of law pursuant to federal, state or local law, including without limitation, whistleblower claims under the Corporate and Criminal Fraud Accountability Act of 2002 (Sarbanes-Oxley) and claims under the Fair Labor Standards Act; and/or (vi) any claim or right I may have under the Letter Agreement.
In addition, I understand that nothing in the Release is intended to prohibit or restrict me from: (a) making any disclosure of information required by process of law; (b) providing information to, or testifying or otherwise assisting in any investigation or proceeding brought by, any federal regulatory or law enforcement agency or legislative body, or any self-regulatory organization; (c) filing a charge, testifying, participating in, or otherwise assisting in a proceeding with the Equal Employment Opportunity Commission or National Labor Relations Board, or relating to an alleged violation of any federal, state, or municipal law relating to discrimination or fraud, or any rule or regulation of the Securities and Exchange Commission or any self-regulatory organization; or (d) conferring with legal or financial advisors.
If any claim is not subject to release, to the extent permitted by law, I am waiving any right or ability to be a class or collective action representative or to otherwise participate in any putative or certified class, collective or multi-party action or proceeding based on such a claim in which the Company or any other Releasee identified in this Agreement is a party.
I understand that, as a consequence of my signing this Release, I am giving up, with respect to my employment and the termination of that employment, any and all rights or claims that I might otherwise have through the date that I sign this Release.
I acknowledge and agree that I have been advised by this writing, including as required by the ADEA, that:
A.The benefits I am receiving under the Letter Agreement and Severance Plan constitute consideration over and above any benefits that I might be entitled to receive without executing this Release;
B.The Company advised me in writing to consult with an attorney prior to signing this Release;
C.I am knowingly and voluntarily waiving and releasing any rights I may have under the Age Discrimination in Employment Act of 1967 (“ADEA”) and the Older Workers Benefit Protection Act (“OWBPA”), and that this Letter Agreement does not apply to any rights or claims that may arise under the ADEA or OWBPA after the Effective Date of this Letter Agreement;
D.I was given a period of at least twenty-one (21) days within which to consider this Release (although you may choose to knowingly and voluntarily execute this Agreement earlier);

EX-10.1
E.The Company has advised me of my statutory right to revoke my agreement to this Release and Letter Agreement at any time within seven (7) days of my signing this Release.
I warrant and represent that my decision to sign this Release was (1) entirely voluntary on my part; (2) not made in reliance on any inducement, promise, or representation, whether express or implied, other than the inducements, representations, and promises expressly set forth herein and in the Letter Agreement; and (3) did not result from any threats or other coercive activities to induce my agreement to this Release.
If I decide to exercise my right to revoke within seven (7) days of my agreement to this Release, I warrant and represent that I will do the following: (1) notify the Company in writing, in accordance with the Letter Agreement, of my intent to revoke this Release, and (2) simultaneously return in full any consideration received from the Company.
I further warrant and represent that I fully understand and appreciate the consequences of my signing this Release.

Name	ERIK RIPPLE	Signature	/s/Erik Ripple
(Please Print)
Date	2/27/2023

Witness Name	Kathryn Ripple	Signature	/s/Kathryn Ripple
(Please Print)
Date	2/27/2023

EX-10.1
REMINDER REGARDING INGEVITY CONFIDENTIAL INFORMATION AND OTHER
OBLIGATIONS

In view of your pending departure from INGEVITY, we are providing the following reminder of certain of your obligations to INGEVITY. You have an obligation to:
•keep secret, and not to use or disclose to others, confidential and proprietary information of INGEVITY, which includes information received by INGEVITY from others. This information includes technical, business, product, financial, and other information.
•not take with you any confidential and proprietary information of INGEVITY and to return such information and any copies to INGEVITY prior to your departure.
These obligations exist whether or not you executed a written agreement with INGEVITY or one of its predecessor companies during your employment. These are also referenced in the INGEVITY Code of Conduct you have affirmed. To the extent you entered into any specific written agreement with the Company on this subject, we also encourage you to review that agreement to insure you do not inadvertently breach any of your obligations under that agreement after you leave the Company. This also includes the obligation to disclose to INGEVITY any inventions or other protectable developments which you made during your employment. Thank you for your contributions to INGEVITY and your compliance with these obligations.
I acknowledge receipt of the above Reminder Regarding INGEVITY Confidential Information and other Obligations:
Name ERIK RIPPLE                 Signature /s/Erik Ripple
(Please Print)

Date 2/27/2023